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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12.

                         THE ELDER-BEERMAN STORES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                         THE ELDER-BEERMAN STORES CORP.

                              [ELDER-BEERMAN LOGO]

                                3155 El-Bee Road
                               Dayton, Ohio 45439

              ---------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
              ---------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          THURSDAY, SEPTEMBER 20, 2001
                       AT 8:00 A.M. EASTERN DAYLIGHT TIME
                             DAYTON MARRIOTT HOTEL
                            1414 S. PATTERSON BLVD.
                               DAYTON, OHIO 45409

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                                                                 August 24, 2001

Dear Fellow Shareholders:

     On behalf of the Board of Directors and management of The Elder-Beerman Stores Corp., I cordially invite you to attend the 2001 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m., eastern daylight time, on Thursday, September 20, 2001, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

     The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement. In addition, there will be a report on current developments in the Company.

     The Company requests that all shareholders thoroughly read the accompanying notice of annual meeting and proxy statement.

     Thank you for your attention to this important matter.

                                          /s/ Frederick J. Mershad
                                          Frederick J. Mershad
                                          Chairman of the Board
                                          and Chief Executive Officer

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------

     The Annual Meeting of Shareholders of The Elder-Beerman Stores Corp. will be held on September 20, 2001, at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409. The principal business of the meeting will be:

          (1) To elect ten Directors for a one-year term expiring in 2002. The Board of Directors recommends a vote FOR the election of its nominees, Mark F. C. Berner, Dennis S. Bookshester, Eugene I. Davis, Charles Macaluso, Steven C. Mason, Frederick J. Mershad, Thomas J. Noonan, Jr., Laura H. Pomerantz, Jack A. Staph and Charles H. Turner; and

          (2) To transact any other business that may properly come before the meeting.

     Only shareholders of record on August 17, 2001 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee, you must instruct your nominee to vote if you wish to have your vote counted.

                                          By Order of the Board of Directors

                                          /s/ Frederick J. Mershad
                                          Frederick J. Mershad
                                          Chairman of the Board
                                          and Chief Executive Officer
August 24, 2001

                             YOUR VOTE IS IMPORTANT

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU DESIRE.

                            ------------------------

     Also enclosed is a copy of our Annual Report for the year ended February 3, 2001. The Annual Report contains financial and other information about Elder-Beerman, but is not incorporated into the proxy statement. The Annual Report is not a part of the proxy soliciting material.

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2001

                 DATE OF THE PROXY STATEMENT -- AUGUST 24, 2001

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     The Annual Meeting of Shareholders (the "Annual Meeting") of The Elder-Beerman Stores Corp. ("Elder-Beerman" or the "Company") will be held on Thursday, September 20, 2001, at 8:00 a.m., eastern daylight time, at The Dayton Marriott Hotel, 1414 South Patterson Boulevard, Dayton, Ohio 45409.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this proxy statement (the "Proxy Statement") and the enclosed proxy card because Elder-Beerman's Board of Directors is soliciting your permission to vote your shares of common stock at the Annual Meeting. If you own Elder-Beerman common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Elder-Beerman's Transfer Agent, Wells Fargo Bank Minnesota, N.A., Attention: Shareowner Services, 161 North Concord Exchange Street South, St. Paul, MN 55075

     This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. This Proxy Statement, together with the Notice of Annual Meeting of Shareholders and proxy card, are first being mailed on or about August 24, 2001, to all shareholders of record at the close of business on August 17, 2001.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in two ways:

     - BY PROXY -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the Company's nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the Company's nominees for director.

     - IN PERSON -- You may come to the Annual Meeting and cast your vote there.

     The Board of Directors of the Company is soliciting votes FOR the Company's ten nominees for election to the Board of Directors.

     You may revoke your proxy at any time before the vote at the Annual Meeting by sending a written notice of revocation to Elder-Beerman's Secretary prior to the Annual Meeting or by attending the Annual Meeting and voting in person.

     Each share of Elder-Beerman common stock (the "Common Stock") is entitled to one vote. As of August 17, 2001, there were 11,416,515 shares of Common Stock outstanding.

INFORMATION REGARDING TABULATION OF THE VOTE

     Elder-Beerman has a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of Norwest Bank Minnesota, NA, will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENTS

     A quorum of shareholders is necessary to hold a valid meeting. Under Elder-Beerman's Amended Code of Regulations (the "Regulations"), if shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist to conduct all business at the Annual Meeting. Abstentions are counted as present for establishing a quorum, but broker nonvotes are not. A broker nonvote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the votes represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     ELECTION OF DIRECTORS

     The ten nominees for director receiving the greatest number of votes will be elected at the Annual Meeting.

REVOCATION OF PROXY

     If you give a proxy, you may revoke it at any time before the vote at the Annual Meeting by giving notice to Elder-Beerman's Secretary in writing prior to the Annual Meeting or by voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Elder-Beerman will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or director of the Company, as identified in this Proxy Statement under "Certain Information Regarding Participants." Elder-Beerman will also ask banks, brokers and other institutional nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for their expenses. In addition, Elder-Beerman has also retained Morrow & Co. to aid in the distribution and solicitation of proxies, and has agreed to pay them a fee of approximately $5,000.00, plus reasonable expenses. To date, the Company has paid $3,500.00 to Morrow & Co. as an advance on expenses.

OTHER MATTERS

     The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the election of directors discussed in this Proxy Statement. Under our Regulations, generally no business besides the items discussed in this Proxy Statement may be conducted or considered at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons you have designated as your proxies will act on such proposal in their discretion. For business to be conducted or considered at the Annual Meeting, proposals must have been received at our executive offices not less than 45 nor more than 90 calendar days prior to the date of the Annual Meeting.

CERTAIN INFORMATION REGARDING PARTICIPANTS

     Elder-Beerman and certain other persons may be deemed to be "participants" within the meaning of Regulation 14A under the Exchange Act. The participants in this solicitation may include the current directors of Elder-Beerman, the nominees for director, Scott J. Davido, Executive Vice President -- Chief Financial Officer, Treasurer and Secretary of Elder-Beerman and Steven D. Lipton, Senior Vice President -- Controller of Elder Beerman.

                                 ITEM NUMBER 1
                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     Currently, the Board of Directors has eleven members and each member is elected annually for a one-year term. The terms of the following directors expire at the Annual Meeting: Mark F.C. Berner, Dennis S. Bookshester, Eugene C. Davis, Charles Macaluso, Steven C. Mason, Frederick J. Mershad, Thomas J. Noonan, Jr., Bernard Olsoff, Laura H. Pomerantz, Jack A. Staph and Charles H. Turner. Pursuant to Section 9 of our Regulations, the Board has determined to decrease its size to ten (instead of eleven) directors. Mr. Olsoff has not been nominated for re-election since he is at the retirement age for the Company's directors. For election as directors at the Annual Meeting, the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the re-nomination of Mark F.C. Berner, Dennis S. Bookshester, Eugene
C. Davis, Charles Macaluso, Steven C. Mason, Frederick J. Mershad, Thomas J. Noonan, Jr., Laura H. Pomerantz, Jack A. Staph and Charles H. Turner to serve as directors for a one-year term of office that will expire at the Annual Meeting of Shareholders in 2002.

     As previously announced by the Company, Mr. Mershad will retire as chairman, chief executive officer and president of the Company and resign from the Board, effective December 31, 2001. If elected to the Board of Directors at the Annual Meeting, Mr. Mershad will not serve for his entire one-year term. The Board does not currently anticipate filling the vacancy created by Mr. Mershad's retirement. If the vacancy is not filled by the Board pursuant to the Section 10 of the Regulations, the Board will consist of nine members as of January 1, 2002.

     The directors to be elected will be elected by a plurality of the votes cast for directors. Except to the extent that shareholders indicate otherwise on their proxies solicited by Elder-Beerman's Board of Directors, the holders of such proxies intend to vote these proxies for the election as directors of the persons named in the following table as nominees for election. Except as disclosed in the preceding paragraph, the Board has no reason to believe that the persons nominated will not be available to serve. If a vacancy among such nominees occurs prior to the Annual Meeting, the current Board of Directors will designate replacements for the nominees. The shares of Common Stock represented by your proxies will be voted for any such replacement nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TEN NOMINEES FOR
                       DIRECTOR NOMINATED BY THE COMPANY.

     Listed below are the names of the Company's ten nominees for election to the Board of Directors. Also listed is the year in which each individual first became a director of the Company and the individual's principal occupation and other directorships.

NOMINEES FOR DIRECTOR AT THE ANNUAL MEETING:

                                 DIRECTOR
             NAME                 SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ----                --------   ---   ----------------------------------------------------
Mark F. C. Berner..............    2000     47    Mr. Berner is Managing Partner of SDG Resources,
                                                  L.P., an oil and gas investment fund. From 1996 to
                                                  1998, he was a private investment consultant in New
                                                  York. In 1995, Mr. Berner served as Senior Vice
                                                  President and Counsel for Turnberry Capital
                                                  Management, L.P., a private equity fund. His prior
                                                  position was as a Director of the First Boston
                                                  Special Situations Fund, a private investment
                                                  partnership. Mr. Berner also currently serves as a
                                                  Director of ThinkSheet, Inc., and served as a
                                                  Director of Renaissance Technologies from 1997
                                                  through March, 2000. Mr. Berner is also a member of
                                                  the bar of the State of New York.
Dennis S. Bookshester..........    1999     62    Mr. Bookshester serves as the Chief Executive
                                                  Officer of Fruit of the Loom, Inc., a garment
                                                  manufacturer that filed for protection under Chapter
                                                  11 of the United States Bankruptcy Code in December
                                                  1999. Mr. Bookshester also currently serves as a
                                                  Director of Fruit of the Loom and Playboy
                                                  Enterprises and as Chairman of Cutanix Corp.
Eugene I. Davis................    2000     46    Mr. Davis is Chairman and Chief Executive Officer of
                                                  Pirinate Consulting Group, L.L.C., a corporate
                                                  strategy consulting firm, and of Murdock
                                                  Communications Corp., a telecommunications
                                                  enterprise. He also serves as Chief Executive
                                                  Officer of SmarTalk Teleservices Corp., an
                                                  independent provider of prepaid calling cards, that
                                                  filed for protection under Chapter 11 of the United
                                                  States Bankruptcy Code in January 1999, and is
                                                  currently being liquidated. During 1998 and 1999,
                                                  Mr. Davis was Chief Operating Officer of Total-Tel
                                                  Communications, Inc., a long distance
                                                  telecommunications provider. From 1996 to 1997, Mr.
                                                  Davis was the Chief Executive Officer of Sport
                                                  Supply Group, Inc., a sporting goods and athletic
                                                  equipment distributor. From 1992 to 1997, he served
                                                  as President of Emerson Radio Corp., a consumer
                                                  electronics distributor. Mr. Davis also currently
                                                  serves as a Director of Coho Energy, Inc., Murdock
                                                  Communications Corp., Tipperary Corporation and
                                                  Eagle Geophysical Corp.
Charles Macaluso...............    1999     57    Mr. Macaluso is a Principal in East Ridge
                                                  Consulting, Inc., a management advisory and
                                                  investment firm he founded in 1999. Prior to this,
                                                  Mr. Macaluso served as a Principal from 1996 through
                                                  1999 in Miller Associates, Inc., a management
                                                  consulting firm. Prior to this, Mr. Macaluso was a
                                                  partner with the Airlie Group, L.P. and an analyst
                                                  for Investment Limited Partners, L.P., both private
                                                  investment partnerships, from 1986 through 1996.
Steven C. Mason................    1997     65    Mr. Mason retired from Mead Corp., a forest products
                                                  company, in November 1997. Prior to retirement, Mr.
                                                  Mason served as Chairman of the Board and Chief
                                                  Executive Officer of Mead Corp. from April 1992 to
                                                  November 1997. Mr. Mason also currently serves as a
                                                  Director of PPG Industries, Inc. and Convergys.

                                 DIRECTOR
             NAME                 SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ----                --------   ---   ----------------------------------------------------
Frederick J. Mershad...........    1997     58    Mr. Mershad has served as Chairman of the Board of
                                                  Elder-Beerman since December 1997, as Chief
                                                  Executive Officer and a Director of Elder-Beerman
                                                  since January 1997 and as Chairman of the Board,
                                                  Chief Executive Officer, President and a Director of
                                                  since July 2000. Prior to this time, Mr. Mershad
                                                  served as President and Chief Executive Officer of
                                                  the Proffitt's division of Saks, Inc.
                                                  ("Proffitt's"), from February 1995 to December 1996;
                                                  Executive Vice President, Merchandising Stores for
                                                  Proffitt's from May 1994 to January 1995; Senior
                                                  Vice President, General Merchandise Manager, Home
                                                  Store for the Rich's Department Stores division of
                                                  Federated Department Stores, Inc. from August 1993
                                                  to May 1994; and Executive Vice President,
                                                  Merchandising and Marketing of the McRae's
                                                  Department Stores division of Proffitt's from June
                                                  1990 to August 1993.

Thomas J. Noonan, Jr...........    1997     60    Mr. Noonan has served as a Director of Elder-Beerman
                                                  since 1997. Mr. Noonan is the Chief Executive
                                                  Officer of the Coppergate Group ("Coppergate"), a
                                                  financial investment and management company, and has
                                                  served in this capacity since May 1996. Prior to
                                                  that, he served as a Managing Director of Coppergate
                                                  from April 1993 through May 1996. He also serves as
                                                  the Chairman, President and Chief Executive Officer
                                                  of Intrenet, Inc. ("Intrenet"), a truckload carrier
                                                  service provide that filed for protection under
                                                  chapter 11 in January 2001, and is currently being
                                                  liquidated. Mr. Noonan has served in his current
                                                  position at Intrenet since January 2001. He has been
                                                  a Director of Intrenet since 1991 and was named
                                                  Chairman in December 2000. Mr. Noonan also serves as
                                                  the Chief Executive of R&S Liquidating Company,
                                                  Inc., which was formerly known as WSR, Inc. ("WSR")
                                                  an automotive aftermarket retailer, and has served
                                                  in this capacity since April 2000. Prior to that Mr.
                                                  Noonan was WSR's Chief Restructuring Officer from
                                                  August 1998 through December 1999. Mr. Noonan served
                                                  as Executive Vice President and Chief Financial
                                                  Officer of Herman's Sporting Goods, Inc. from August
                                                  1994 through 1999, a sporting goods retailer that
                                                  filed for protection under chapter 11 of the United
                                                  States Bankruptcy Code and is currently being
                                                  liquidated.

Laura H. Pomerantz.............    1998     53    Mrs. Pomerantz currently serves as President of LHP
                                                  Consulting & Management, a real estate consulting
                                                  firm, and has served in this capacity since 1995.
                                                  Through LHP Consulting & Management, Mrs. Pomerantz
                                                  is also associated with Newmark Real Estate Co.,
                                                  Inc., a commercial real estate company, as Senior
                                                  Managing Director and has served in this capacity
                                                  since August 1996. Prior thereto, Mrs. Pomerantz
                                                  served as Senior Managing Director of S.L. Green
                                                  Real Estate Company, a commercial real estate
                                                  company, from August 1995 to July 1996, and was
                                                  affiliated with Koeppel Tenor Real Estate Services,
                                                  Inc., a commercial real estate company, from March
                                                  1995 through July 1995. Prior to this time,

                                 DIRECTOR
             NAME                 SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ----                --------   ---   ----------------------------------------------------
                                                  Mrs. Pomerantz served as Executive Vice President
                                                  and a Director of The Leslie Fay Companies, Inc.
                                                  ("Leslie Fay"), an apparel design and manufacturing
                                                  company, from January 1993 to November 1994, and as
                                                  Senior Vice President and Vice President of Leslie
                                                  Fay from 1986 through 1992.

Jack A. Staph..................    1997     55    Mr. Staph is currently a consultant, lawyer and
                                                  private investor. He also serves as Vice President
                                                  and Treasurer of Bernadette Travel, Inc. Mr. Staph
                                                  has also served in an unrestricted advisory capacity
                                                  to CVS Corp. since June 1997. Prior to this time,
                                                  Mr. Staph served as Senior Vice President,
                                                  Secretary, and General Counsel of Revco D.S., Inc.,
                                                  a retail pharmacy company, from October 1972 to
                                                  August 1997.

Charles H. Turner..............    2000     44    Mr. Turner is Senior Vice President of Finance,
                                                  Chief Financial Officer and Treasurer of Pier 1
                                                  Imports, Inc. ("Pier 1"), and has served in this
                                                  capacity since August 1999. Mr. Turner served as
                                                  Pier 1's Senior Vice President of Stores from July
                                                  1994 through August 1999 and served as Controller
                                                  and Principal Accounting Officer of Pier 1 from
                                                  January 1992 through August 1994. Mr. Turner also
                                                  currently serves as a Director of the Boys & Girls
                                                  Clubs of Greater Fort Worth.

DIRECTOR WITH TERM EXPIRING AT THE ANNUAL MEETING AND WHO WAS NOT NOMINATED FOR RE-ELECTION TO THE BOARD:

                                 DIRECTOR
             NAME                 SINCE     AGE          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ----                --------   ---   ----------------------------------------------------
Bernard Olsoff.................    1997     72    Mr. Olsoff retired from Frederick Atkins, a retail
                                                  marketing and consulting company, in 1997. Prior to
                                                  this time, Mr. Olsoff served as President, Chief
                                                  Executive Officer and Chief Operating Officer of
                                                  Frederick Atkins, from 1994 to April 1997, and
                                                  President and Chief Operating Officer from 1983 to
                                                  1994. Mr. Olsoff also currently serves as a Director
                                                  of Leslie Fay.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Elder-Beerman and monitors the performance of management. The Board met 15 times during 2000. Mr. Bookshester and Mrs. Pomerantz each attended fewer than 75% of the Board meetings.

                                BOARD COMMITTEES

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee reports to the Board of Directors at its first meeting after the Committee meeting.

  Executive Committee

     During fiscal year 2000, the members of the Executive Committee were Messrs. Mershad (Chairman), Mason and Staph and Mr. Muskovich until he departed from the Company in June 2000. The Executive Committee did not hold any meetings in 2000. Except to the extent that its powers are limited by law, by Elder-Beerman's Amended Articles of Incorporation or Regulations or by the Board of Directors, during the intervals between meetings of the Board of Directors, the Executive Committee may exercise, subject to the control of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Company's business. All action taken by the Executive Committee is to be reported to the Board of Directors at its first meeting thereafter.

  Audit and Finance Committee

     During fiscal year 2000, the Chairman of the Audit and Finance Committee was Mr. Noonan. Messrs. Macaluso and Olsoff and Stewart M. Kasen served on the Audit and Finance Committee until September 21, 2000. Messrs. Berner, Davis and Turner joined the Audit and Finance Committee on September 21, 2000. The Audit and Finance Committee held ten meetings in 2000. The Audit and Finance Committee is responsible for: (i) monitoring the Company's corporate compliance program;
(ii) recommending the Company's outside auditors; (iii) reviewing the independence of the Company's outside auditors; (iv) reviewing the audit results and recommendations of the Company's outside auditors; (v) reviewing the Company's financial statements, including meeting each quarter with management and the Company's outside auditors to review quarterly earnings results and the quality of those earnings prior to their public release; (vi) reviewing and evaluating the Company's systems of internal accounting controls; (vii) reviewing and evaluating the Company's internal audit functions and meeting from time to time with the internal auditors outside the presence of other employees; and (viii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit and Finance Committee may, in its own discretion, deem desirable in connection with the review functions described above.

  Compensation Committee

     During fiscal year 2000, the members of the Compensation Committee were Messrs. Olsoff (Chairman) and Staph. John J. Wiesner served on the Compensation Committee until September 21, 2000. Messrs. Macaluso and Mason joined the Compensation Committee on September 21, 2000. The Compensation Committee held six meetings in 2000. The Compensation Committee is responsible for: (i) reviewing executive salaries; (ii) approving the salaries and other benefits of the executive officers of the Company; (iii) administering the bonus, stock option and other incentive compensation plans of the Company, as well as the employee stock purchase plan; and (iv) advising and consulting with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

  Nominating and Corporate Governance Committee

     During fiscal year 2000, the members of the Nominating and Corporate Governance Committee were Messrs. Mason (Chairman), Bookshester, Mershad and Staph and Mrs. Pomerantz. The Nominating and

Corporate Governance Committee held two meetings in 2000. Mr. Mason attended fewer than 75% of the Nominating and Corporate Governance Committee meetings. The Nominating and Corporate Governance Committee is responsible for the selection, evaluation and nomination of candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the members and chair of each Board Committee. In addition, the Nominating and Corporate Governance Committee is responsible for the process of evaluating the overall performance of the Board of Directors and its individual members to ensure effective operations of the Board of Directors and overall corporate governance. The Nominating and Corporate Governance Committee does not consider nominees recommended by shareholders. Instead, these nominees would be considered by the entire Board of Directors.

                   COMPENSATION OF ELDER-BEERMAN'S DIRECTORS

  Compensation

     Directors who are employees of Elder-Beerman do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. For fiscal year 2000, non-employee directors were paid an annual retainer of $20,000 for their service on the Board of Directors. Non-employee directors may elect to take their annual retainer as cash or in the form of discounted stock options. At the beginning of each fiscal year, non-employee directors also receive an annual grant of restricted shares with a market value of $10,000 on the date of the grant. When first joining the board, a non-employee director also receives an initial grant of 1,300 restricted shares and options to purchase 7,000 shares of Common Stock. Non-employee committee chairpersons are paid an additional $5,000 fee for their services on their respective committees. Non-employee directors are also each paid a meeting fee of $1,500 for each board meeting attended, plus $500 for each committee meeting.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was or ever has been an officer or employee of Elder-Beerman or engaged in transactions with Elder-Beerman (other than in his capacity as a director). None of Elder-Beerman's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Elder-Beerman.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

  Security Ownership of Certain Beneficial Owners and Management

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding ownership of the Company's Common Stock as of August 17, 2001 (except as otherwise noted) by:
(a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each executive officer and director of the Company, and (c) all directors and executive officers as a group. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP (1)      OF CLASS
                      ----------------                        -----------------    --------
Snyder Capital Management, Inc..............................      2,974,900(2)      26.06%
350 California Street, Suite 1460
San Francisco, CA 94104

PPM America, Inc............................................      1,966,868(3)      17.23%
225 West Wacker Drive, Suite 1200
Chicago, IL 60606

The D3 Family Fund..........................................        900,000(4)       7.88%
19605 N.E. Eighth Street
Camas, WA 98607

Dimensional Fund Advisors Inc...............................        617,700(5)       5.41%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Mark F.C. Berner............................................          7,700(6)          *
Dennis S. Bookshester.......................................         27,367(6)          *
Eugene I. Davis.............................................          7,700(6)          *
Charles Macaluso............................................         35,994(6)          *
Steven C. Mason.............................................         53,916(6)          *
Frederick J. Mershad........................................        488,062(6)       4.28%
Thomas J. Noonan, Jr........................................         19,780(6)          *
Bernard Olsoff..............................................         34,325(6)          *
Laura H. Pomerantz..........................................         25,155(6)          *
Jack A. Staph...............................................         34,725(6)          *
Charles H. Turner...........................................         13,304(6)          *
James M. Zamberlan..........................................         73,947(6)          *
Scott J. Davido.............................................         34,705(6)          *
Steven D. Lipton............................................         21,471(6)          *
-------------------------------------------------------------------------------------------
All directors and executive officers as a group:............        890,278          7.80%

---------------

* less than 1%

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in this table. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you not only "beneficially" own the Elder-Beerman Common Stock that you hold directly, but also the Elder-Beerman Common Stock that you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote or sell or that you have the right to acquire within 60 days.

(2) Snyder Capital Management, Inc. ("SCMI") is the general partner of Snyder Capital Management, L.P. ("SCMLP"), a registered investment advisor. SCMI and SCMLP reported the beneficial ownership (as of June 30, 2001) of such shares in a Form 13F filed on August 14, 2001.

(3) PPM America, Inc. ("PPM") a registered investment advisor, reported the beneficial ownership (as of December 31, 2000) of such shares in a Form 13F filed on February 14, 2001. All such shares are held in portfolios of PPM America Special Investments Fund, L.P. ("SIF I") and PPM America Special Investments CBO II, L.P. ("CBO II"). PPM serves as investment advisor to both SIF I and CBO II. PPM, PPM America CBO II Management Company (general partner of CBO II) and PPM America Fund Management GP, Inc. (general partner of SIF I) disclaim beneficial ownership of all such shares.

(4) The D3 Family Fund ("D3") reported the official ownership (as of August 4,
    2000) of such shares in a Schedule 13D filed on August 4, 2000. D3 has sole voting and dispositive power over such shares. Such shares include shares held by Haredale Ltd. (20,000), James Henry Hildebrandt (6,500), Toxford Corporation (3,000) and The Nierenberg Family Trust (50,000).

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership (as of June 30, 2001) of such shares in a Schedule 13F filed on August 2, 2001. All such shares are owned by investment companies, trusts or separate accounts (the "Funds"). Dimensional is an investment advisor or manager to all of the Funds and possesses voting and/or investment power over the shares. Dimensional disclaims beneficial ownership of all shares.

(6) These amounts include shares of Common Stock that the following persons had a right to acquire within 60 days after August 17, 2001.

                                                      STOCK OPTIONS EXERCISABLE
                        NAME                             BY OCTOBER 16, 2001
                        ----                          -------------------------
Mr. Mershad.........................................           361,401
Mr. Davido..........................................            22,600
Mr. Zamberlan.......................................            55,828
Mr. Lipton..........................................            16,600
Mr. Berner..........................................             2,334
Mr. Bookshester.....................................            20,457
Mr. Davis...........................................             2,334
Mr. Macaluso........................................            29,084
Mr. Mason...........................................            46,180
Mr. Noonan..........................................            12,044
Mr. Olsoff..........................................            26,589
Ms. Pomerantz.......................................            13,419
Mr. Staph...........................................            26,589
Mr. Turner..........................................             5,938

SUMMARY COMPENSATION TABLE

     The table below shows the before-tax compensation for the years shown for Elder-Beerman's Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers") at the end of fiscal year 2000.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                   -------------------------------   ---------------------------------
                                                                             AWARDS            PAYOUTS
                                                                     -----------------------   -------
                                                                                  SECURITIES
                                                         OTHER       RESTRICTED   UNDERLYING
                                                         ANNUAL        STOCK       OPTIONS/     LTIP      ALL OTHER
         NAME AND                  SALARY    BONUS    COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
    PRINCIPAL POSITION      YEAR     ($)      ($)        ($)(5)         ($)          (#)         ($)      ($)(9)(10)
    ------------------      ----   -------   ------   ------------   ----------   ----------   -------   ------------
Frederick J. Mershad......  2000   671,539                                         100,000                   9,705
  Chairman and              1999   600,000                             581,250     300,000                   7,665
  Chief Executive Officer   1998   559,263   120,000     29,403      1,050,000      75,000                   9,970
John A. Muskovich(1)......  2000   196,971                                                                 270,837(11)
  President,                1999   425,000                             310,000(6)  160,000(8)                6,000
  Chief Operating Officer   1998   412,207   85,000      37,602        473,127(7)   30,000(8)                9,950
  Through June 29, 2000
Scott J. Davido...........  2000   261,923   37,295(3)                  29,690                               4,236
  Executive Vice
    President --            1999   217,596   36,000      60,550         45,625      30,000                     382
  Chief Financial Officer,  1998   174,076   21,280      26,626         26,599      25,000                   4,585
  Treasurer and Secretary
Charles P. Shaffer(2).....  2000   297,692    7,613                                                          8,792
  Senior Vice President --  1999   243,654   44,303                     95,190      10,000                   7,159
  General Merchandise       1998   220,769   60,000                     37,495      40,000                   5,483
  Manager
James M. Zamberlan........  2000   351,346    9,703                                 30,000                   4,359
  Executive Vice
    President --            1999   309,808   53,156                     29,690      20,000                   2,712
  Stores                    1998   278,803   79,650                    234,892      15,000                   8,050
Steven D. Lipton..........  2000   203,538   43,315(4)                              15,000                   6,660
  Senior Vice President --  1999   180,115   35,830                     11,876      10,000                   5,801
  Controller                1998   154,976   21,132                     26,412           0                   7,985
Fiscal Year 2000 includes 53 weeks.

---------------

 (1) Mr. Muskovich was terminated by the Company on June 29, 2000.

 (2) Mr. Shaffer served as Executive Vice President -- Merchandising and Marketing until August 11, 2000. He currently serves as Senior Vice President, General Merchandise Manager.

 (3) Includes a 2,711 deferred shares and 678 restricted shares awarded to Mr. Davido as the deferred portion of his 2000 bonus pursuant to the Company's Equity and Performance Incentive Plan.

 (4) Includes 5,935 deferred shares and 1,484 restricted shares awarded to Mr. Lipton as the deferred portion of his 2000 bonus pursuant to the Company's Equity and Performance Incentive Plan.

 (5) Moving expense reimbursement.

 (6) This restricted share grant was cancelled on June 30, 2000 pursuant to the terms of the restricted share agreement.

 (7) Mr. Muskovich received $322,493 of his 1998 restricted shares grants. The remaining shares were cancelled on June 30, 2000, pursuant to the termination of his position as President and Chief Operating Officer.

 (8) All of Mr. Muskovich's option grants were cancelled on September 30, 2000, pursuant to the terms of the option agreement.

 (9) Includes life insurance premium payments paid by the Company in 2000 in the following amounts: Mr. Mershad $4,865, Mr. Muskovich $1,430, Mr. Zamberlan $2,759, Mr. Davido $2,636, Mr. Shaffer $2,332 and Mr. Lipton $1,820.

(10) Include matching contributions paid by the Company in 2000 under the Company's Retirement Savings Plan in the following amounts: Mr. Mershad $4,840, Mr. Muskovich $4,840, Mr. Shaffer $6,460, Mr. Davido $1,600, Mr.
     Zamberlan $1,600 and Mr. Lipton $4,840.

(11) Includes severance payments pursuant to Mr. Muskovich's employment agreement.

STOCK OPTIONS/SAR GRANTS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 2000 pursuant to the Company's Equity and Performance Incentive Plan, as amended (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                             -------------------------------------------------------   POTENTIAL REALIZABLE
                                              PERCENT OF                                 VALUE AT ASSUMED
                               NUMBER OF        TOTAL                                  ANNUAL RATE OF STOCK
                              SECURITIES     OPTIONS/SARS                               PRICE APPRECIATION
                              UNDERLYING      GRANTED TO     EXERCISE                     FOR OPTION TERM
                             OPTIONS/SARS    EMPLOYEES IN     OF BASE     EXPIRATION   ---------------------
           NAME              GRANTED(#)(1)   FISCAL YEAR    PRICE($/SH)      DATE       5% ($)      10% ($)
           ----              -------------   ------------   -----------   ----------   ---------   ---------
Frederick J. Mershad.......     100,000         17.42          3.13        12/05/10     196,350     498,044
John A. Muskovich..........           0             0
Scott J. Davido............      30,000          5.23          3.44        11/13/10      64,864     164,379
James M. Zamberlan.........      30,000          5.23          3.44        11/13/10      64,864     164,379
Steven D. Lipton...........      15,000          2.61          3.44        11/13/10      32,432      82,189
Charles P. Shaffer.........      10,000          1.74          3.44        11/13/10      21,621      54,793

---------------

(1) Options vest annually in one-fifth increments beginning one year from date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 2000 by the Named Executive Officers and the fiscal year-end value of unexercised options held by the Named Executive Officers. All of such options were granted under the Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                       OPTIONS/SARS HELD AT            OPTIONS/SARS HELD AT
                          SHARES        VALUE         FEBRUARY 03, 2001 (#)          FEBRUARY 03, 2001 ($)(1)
                       ACQUIRED ON     REALIZED    ----------------------------    ----------------------------
        NAME           EXERCISE (#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ------------    --------    -----------    -------------    -----------    -------------
Frederick J.
  Mershad............       0           $0.00        246,401         422,599          $0.00           $0.00
John A. Muskovich....       0           $0.00              0               0          $0.00           $0.00
Scott J. Davido......       0           $0.00         17,600          58,400          $0.00           $0.00
James M. Zamberlan...       0           $0.00         46,600          79,400          $0.00           $0.00
Steven D. Lipton.....       0           $0.00         14,600          31,400          $0.00           $0.00
Charles P. Shaffer...       0           $0.00         23,000          52,000          $0.00           $0.00

---------------

(1) Based on the closing price on NASDAQ of the Company's Common Stock on February 2, 2001 (the last trading day in fiscal year 2000) of $3.00.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into employment agreements with Frederick J. Mershad, Chairman, President and Chief Executive Officer, John A. Muskovich, who departed as President and Chief Operating Officer, and the other executive officers as described below (the "Employment Agreements"). Mr. Mershad's Employment Agreement sets forth (a) Mr. Mershad's compensation and benefits, subject to increases at the discretion of the Board of Directors, (b) the Company's right to terminate Mr. Mershad for cause or otherwise; (c) the amounts to be paid by the Company in the event of Mr. Mershad's termination, death or disability while rendering services; (d) Mr. Mershad's duty of strict confidence and to refrain from conflicts of interest; (e) Mr. Mershad's obligations not to compete for the term of the agreement plus one year unless Mr. Mershad terminated his employment for good reason or the employer terminates Mr. Mershad other than for cause; and (f) the Mr. Mershad's right to receive severance payments. In general, the Employment Agreement provides that if Mr. Mershad is terminated for any reason, other than for cause or following a "change in control," (as defined in the Employment Agreement), he will receive payments equal to the remaining base salary that would have been distributed to him by the Company under the remaining term of his Employment Agreement and the incentive compensation earned by the executive for the most recent fiscal year. If Mr. Mershad (a) is terminated within two years of a change in control without cause, (b) voluntarily terminates within two years of a change in control, or
(c) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control, he will receive a severance payment equal to the greater of 2.99 times the Internal Revenue Code "base amount" as described in Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus and the executive will continue to be eligible for health benefits, perquisites and fringe benefits generally made available to senior executives following his termination, unless the executive obtains new employment providing substantially similar benefits. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limits imposed by the Internal Revenue Code. As previously announced by the Company, Mr. Mershad will retire as chairman, president and chief executive officer of the Company, effective December 31, 2001. Mr. Mershad's Employment Agreement will be terminated at such time.

     Mr. Muskovich, the former President and Chief Operating Officer of the Company, was terminated by the Company on June 30, 2000. Pursuant to the terms of Mr. Muskovich's Employment Agreement, the Company was required to give Mr. Muskovich notice six months prior to December 30, 2000 if the Company elected not to renew his Employment Agreement. The Company gave Mr. Muskovich notice on June 29, 2000 that the Company would terminate his Employment Agreement and his employment. Pursuant to the terms of his Employment Agreement, Mr. Muskovich will receive payments equal to the remaining base salary that would have been paid to him by the Company under the remaining term of his Employment Agreement, which expires on December 30, 2002.

     The Company will enter into a Separation and Retirement Agreement (the "Separation Agreement") with Mr. Mershad. The Separation Agreement will supercede Mr. Mershad's Employment Agreement and set forth the payments and benefits Mr. Mershad will be entitled to (i) from the date of the Separation Agreement until his retirement as Chairman, President and Chief Executive Officer and resignation as a Director on December 31, 2001 (the "Retirement Date") and (ii) following the Retirement Date. Pursuant to the anticipated terms of the Separation Agreement, until the Retirement Date, Mr. Mershad will be entitled to his current base salary and benefits that would have been payable pursuant to the terms of his Employment Agreement. After the Retirement Date, the Company will pay to Mr. Mershad (i) his current base salary for the period beginning with the Retirement Date and ending on December 31, 2004 (the "Retirement Period") and (ii) his bonus (if any) earned in 2001. During the Retirement Period, Mr. Mershad will also be entitled to medical benefits equivalent to those provided to him prior to the Retirement Date and the automobile benefit that he received prior to the Retirement Date. After the Retirement Period, Mr. Mershad shall be entitled to purchase medical and dental coverage until March 1, 2008 at the rate provided for in the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended. After the Retirement Date, Mr. Mershad will be entitled to the employee discount made available to other retired employees and any post-retirement eligibility for benefits provided for under the Company's 401(k) Plan. Mr. Mershad's options to purchase shares of Common Stock and restricted shares that are unvested as of the Retirement Date will be forfeited. The options and restricted shares that are vested as of the Retirement Date are subject to the stock option agreements and restricted share agreements entered into by the Company and Mr. Mershad in connection with the grant of such options and restricted shares. The option agreements provide that Mr. Mershad will have one year from the Retirement Date to exercise the options that are vested on the Retirement Date. The Company will pay all of the legal fees and costs incurred by Mr. Mershad in connection with any enforcement or defense of his rights under the Separation Agreement.

     The Company has also entered into Employment Agreements that include severance pay provisions with each of Messrs. Zamberlan, Davido and Shaffer. These Employment Agreements set forth (a) the executive's compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control, (iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Employment Agreements, the amount of any severance payment by the Company will be the greater of 2.99 times the Internal Revenue Code "base amount" as described in
Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus. Severance payments made under the Employment Agreements will reduce any amounts that would be payable under any other severance plan or program, including the Company's severance pay plan. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limit imposed by the Internal Revenue Code. In addition, the executive will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to senior executives for two years following his termination, unless the executive waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits. Mr. Shaffer's Employment Agreement expired on August 22, 2001 and the Company did not elect to renew it.

     Messrs. Zamberlan's and Davido's Employment Agreements also provide for the executive's (or his estate's) right to receive severance payments (i) if he is terminated by the Company at any time without cause and (ii) upon his death. The amount of such severance will be equal to (i) the executive's base salary in effect at the time of termination, payable (i) for the longer of one year or
(ii) through the remaining term of the Employment Agreement, (ii) any bonus paid on or prior to the termination date and (iii) payment for any of the executive's accrued, unused vacation days on or prior to the termination date.

     The Company has also entered into an Employment Agreement that includes severance pay provisions with Mr. Lipton. Mr. Lipton's Employment Agreement sets forth (a) his compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate him for cause or otherwise; (c) the amounts to be paid by the Company in the event of his termination, death or disability while rendering services; (d) his duty of strict confidence and to refrain from conflicts of interest; (e) his obligations not to compete for the term of the agreement plus one year unless he terminated his employment for good reason or the employer terminates him other than for cause; and (f) his right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control,
(iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Mr. Lipton's Employment Agreement, the amount of any severance payment by the Company will be 1.5 times his most recent base salary and bonus. Severance payments made under Mr. Lipton's Employment Agreement will reduce any amounts that would be payable under any other severance plan or program, including the Company's severance pay plan. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limit imposed by the Internal Revenue Code. In addition, Mr. Lipton will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to executives for eighteen months following his termination, unless Mr. Lipton waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits. Mr. Lipton's Employment Agreement also provides for him (or his estate's) right to receive severance payments (i) if he is terminated by the Company at any time without cause and (ii) upon his death. The amount of such severance will be equal to (i) Mr. Lipton's base salary in effect at the time of termination, payable (i) for the longer of one year or (ii) through the remaining term of the Employment Agreement, (ii) any bonus paid on or prior to the termination date and (iii) payment for any of Mr. Lipton's accrued, unused vacation days on or prior to the termination date.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or is otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer so long as the individual's conduct that gave rise to such liability meets certain prescribed standards.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") has responsibility for setting and administering the policies that govern executive compensation. The Committee has authority, among other things, to review, analyze and recommend compensation programs to the Board and to administer and grant awards under the Company's Equity and Performance Incentive Plan, as amended (the "Plan"). The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are recommended to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determination regarding the executive compensation of the Chief Executive Officer and the Company's executive officers.

     The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable Elder-Beerman to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives. The Committee's philosophy is that executive compensation should include the following:

     - A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted and deferred shares) compensation that helps the Company attract and retain executive talent.

     - Cash compensation that generally reflects competitive industry levels, with annual incentive bonus opportunities that may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations.

     - Opportunities for ownership of Elder-Beerman's Common Stock that align the interests of Company executives with the long-term interests of shareholders.

     The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options, deferred shares and restricted shares granted under the Plan. Each year the Committee reviews market data and assesses the Company's competitive position for each of these three components. To assist in benchmarking the competitiveness of its compensation programs, the Committee retains a third-party consultant to compile an executive compensation survey for comparably sized retail companies. Because the Committee believes that compensation in the retail industry is more directly tied to the size of enterprise than the type of retail business, these surveys also include comparably sized retailers outside of the department store business. Each of the components of executive compensation is discussed below.

COMPONENTS OF COMPENSATION

     BASE SALARY

     Base salaries for Company executives were initially established in each of the executive's employment agreements, which were approved pursuant to the Third Amended Joint Plan of Reorganization, as amended of the Company, confirmed by an order entered by the United States Bankruptcy Court for the Southern District of Ohio, Western Division on December 16, 1997. The Committee reviews base salaries annually and makes adjustments on the basis of the performance of both the individual executive and the Company, the executive's level of responsibility in the Company, the executive's importance to the Company and the general level of executive compensation in the retail industry. The base salaries and increases in the base salaries of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Committee after considering recommendations made by the Chief Executive Officer in light of the criteria discussed above.

     ANNUAL BONUS

     - GENERAL PARAMETERS

     Annual bonus awards are designed to promote the achievement of the Company's business objectives. In setting the bonus award targets each year that the Company must meet before it can make any bonus payments, the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the upcoming year. Additionally, individual performance goals that are objective and measurable are established for each participant other than the President and Chief Executive Officer. Bonus program participants receive no payments unless minimum thresholds of Company financial performance or individual performance are achieved.

     Bonus targets are fixed as a percentage of annual base salary based on comparable incentives paid by other retail companies. Target bonus percentages for the executive officers ranged from 35% to 50%. The target percentage increases with the level of responsibility of the executive. Bonus payments may range from 0% to 150% of the target annual bonus, with payments increasing as performance improves.

     - DEFERRED SHARES AND RESTRICTED SHARES

     An executive may elect to defer up to 50% of his annual bonus in the form of deferred shares. Deferred shares are subject to a deferral period of at least three years, which is accelerated in the event of death, permanent disability, termination of employment or change in control of Elder-Beerman. Holders of deferred shares do not have voting rights for their deferred shares, but the terms of the deferred shares may provide for dividend equivalents. The Company matches 25% of the deferred shares in restricted shares.

     Restricted shares vest in three years from the date of grant, which is accelerated in the event of death, permanent disability or a change in control of Elder-Beerman. Prior to vesting, restricted shares are forfeitable upon termination of employment. The restricted shares provide for dividend equivalents and voting rights.

     The deferred shares and restricted shares are granted to executives in accordance with the Plan.

     - 2000 BONUS OBJECTIVES

     Annual bonuses for 2000 were based on meeting weighted objectives for the following measurements:

     - Corporate operating profit;

     - Financial goals in the applicable executive's area of responsibility; and

     - Individual performance goals for the applicable executive

     For 2000, the Company did not achieve the target award level established for operating profit and therefore, the Company did not pay any amounts for this component of bonuses. Many executives also failed to achieve any of their respective area of responsibility or individual performance goals, which resulted in these executives earning no bonus. Many executives were able to achieve some or all of their respective area of responsibility and individual performance goals, which resulted in these executives earning in total between approximately 5% and 74% of each executive's respective target bonus amounts.

     LONG-TERM INCENTIVE AWARDS

     - STOCK OPTIONS, DEFERRED SHARES AND RESTRICTED SHARES

     The Committee administers the Plan, which provides for long-term incentives to executive officers in the form of stock options, deferred shares and restricted shares. The awards of stock options, deferred shares and restricted shares provide compensation to executives only if shareholder value increases. To determine the number of stock options, deferred shares and restricted shares awarded, the Committee reviews a survey prepared by a third-party consultant of awards made to individuals in comparable positions at other retail companies and the executive's past performance, as well as the number of long-term incentive awards previously granted to the executive. The deferred shares and restricted shares are subject to the terms and conditions described above.

     EXECUTIVE PLAN

     At the beginning of Fiscal 1999, the Committee adopted a long-term incentive award plan (the "Executive Plan") for Mr. Mershad, its Chief Executive Officer, and Mr. Muskovich, its former President and Chief Operating Officer. Since Mr. Muskovich is no longer with the Company, the Executive Plan now applies only to Mr. Mershad. This Executive Plan consists of performance-based restricted shares and premium priced stock options. This Executive Plan was developed to achieve two key objectives:

     - Create strong incentives that will drive shareholder value; and

     - Create a retention mechanism for the top two officers of the Company.

     To establish benchmarks for a competitive long-term incentive plan for Mr. Mershad, the Committee engaged a third party consultant to conduct an analysis of executive compensation at 12 peer retail companies.

The Committee reviewed the current compensation packages of Mr. Mershad and evaluated the Company's performance and future performance objectives. Bearing in mind these factors and the two key objectives for the Executive Plan, the Committee formulated the amounts of restricted shares and stock options to be granted under the Executive Plan to Mr. Mershad and the earnings per share and stock price targets that must be met for Mr. Mershad to earn their respective awards. Pursuant to the terms of the Executive Plan, any restricted shares granted to Mr. Mershad will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest over a period of three years and the vesting is not contingent on performance goals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base salary and increases in the base salary of the Chief Executive Officer are reviewed annually and approved by the Committee and the nonemployee members of the Board of Directors after review of the Chief Executive Officer's performance against predetermined performance criteria set by the nonemployee Directors.

     2000 BASE SALARY AND ANNUAL BONUS

     Effective April 16, 2000, Mr. Mershad's annual base salary was $660,000, which was an increase of 10% over his 1999 and 1998 base salary of $600,000. Mr. Mershad is also eligible for an annual bonus of up to 50% of his base salary. Mr. Mershad's bonus is determined in the same manner described above for the executive officers. For fiscal year 2000, Mr. Mershad received no bonus because the Company failed to meet its bonus threshold corporate operating profit.

     On December 5, 2000, pursuant to the Plan, the Committee granted Mr. Mershad options to purchase 100,000 shares of Common Stock. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant. The options will vest in 20,000 share increments on each of the first through fifth anniversaries of the date of grant.

     EXECUTIVE PLAN

     On February 25, 1999 pursuant to the Executive Plan, the Committee granted Mr. Mershad 75,000 restricted shares and options to purchase 300,000 shares of Common Stock. The restricted shares granted to Mr. Mershad will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest at the end of three years and the vesting is not contingent on performance goals. At the date of the grant approximately one-third of the options had an exercise price equal to the then-current stock price. The remaining two-thirds of the options were set with exercise prices of 20% to 40% above current market price.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, the Company is precluded from deducting compensation in excess of $1 million per year paid to each of the Named Executive Officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Plan is designed to permit (but not require) the Committee to grant awards that will qualify as performance-based compensation that is excluded from the limitation in Section 162(m). The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for Fiscal 2000 compensation paid to the Named Executive Officers. The Committee will work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation policies.

     The foregoing is the report of the Compensation Committee of the Board of Directors.

                                          Bernard Olsoff
                                          Charles Macaluso
                                          Steven C. Mason
                                          Jack A. Staph

                            STOCK PRICE PERFORMANCE

     The following graph depicts the value of $100 invested in Elder-Beerman Common Stock beginning February 17, 1998 (the first trading day of the Common Stock) through February 3, 2001 (the last day of the Company's fiscal year). Comparisons are made to:

     1. The Standard & Poor's SmallCap 600 Index, a market-value weighted index of 600 domestic companies with an average equity market value of approximately $400 million.

     2. A Regional Department Store Peer Group, consisting of The Bon-Ton Stores, Inc., Goody's Family Clothing, Inc., Gottschalks Inc., and Jacobson Stores Inc. The return for this group was calculated assuming an equal dollar amount was invested in each retailer's stock based on closing prices as of February 17, 1998. The peer group index is different than the index used by the Company in 1999. The Company substituted Goody's Family Clothing, Inc. for Stage Stores, Inc. The change was made because Stage Stores filed for protection under chapter 11 of the United States Bankruptcy Code and its shares are no longer traded on NASDAQ. No other changes in the peer group index were made.
[PERFORMANCE GRAPH]

                                                                            REGIONAL DEPT STORE PEER
                                                 S&P SMALLCAP 600 INDEX            GROUP INDEX                    EBSC
                                                 ----------------------     ------------------------              ----
Feb 98                                                     100                         100                         100
May 98                                                     107                         118                         165
Aug 98                                                      93                         112                         140
Oct 98                                                      84                          64                          71
Jan 99                                                      93                          70                          54
May 99                                                      91                          61                          51
Jul 99                                                      97                          68                          37
Oct 99                                                      93                          64                          41
Jan 00                                                     103                          46                          30
Apr 00                                                     109                          44                          28
Jul 00                                                     106                          42                          26
Oct 00                                                     110                          32                          24
Feb 01                                                     120                          36                          18

                                                                       REGIONAL
                                                             S&P      DEPT STORE
                                                          SMALLCAP    PEER GROUP
                 QUARTER-END                      EBSC    600 INDEX     INDEX
                 -----------                     ------   ---------   ----------
February 1998.................................   100.00    100.00       100.00
May 1998......................................   165.00    107.00       118.00
August 1998...................................   140.00     93.00       112.00
October 1998..................................    71.00     84.00        64.00
January 1999..................................    54.00     93.00        70.00
May 1999......................................    51.00     91.00        61.00
July 1999.....................................    37.00     97.00        68.00
October 1999..................................    41.00     93.00        64.00
January 2000..................................    30.00    103.00        46.00
April 2000....................................    28.00    109.00        44.00
July 2000.....................................    26.00    106.00        42.00
October 2000..................................    24.00    110.00        32.00
February 2001.................................    18.00    120.00        36.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 8, 2000, the Compensation Committee recommended that the Board approve a loan to John A. Muskovich (the Company's President and Chief Operating Officer until June 30, 2000 and a director of the Company until September 21,
2000) for the purpose of financing the purchase of his new home in Dayton, Ohio. Following approval by the Board of this recommendation, on February 8, 2000, the Company made an unsecured loan to Mr. Muskovich in the amount of $230,000. The interest on the Company's loan to Mr. Muskovich was the same rate charged to the Company under the Company's Credit Facilities. The principal and interest were due on the earlier of (i) three days after the closing of the purchase of Mr. Muskovich's old residence or (ii) August 8, 2000. Mr. Muskovich repaid the loan in full on August 18, 2000, with interest.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. The Company periodically reminds this group of its reporting obligation and assists in making the required disclosure once the Company is notified that a reportable event has occurred. The Company is required to disclose any failure by any of the above mentioned persons to make timely Section 16 reports.

     Based upon its review of such forms received by Elder-Beerman and written representations from the directors and executive officers that no other reports were required, Elder-Beerman is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal year 2000 by its directors, executive officers or ten percent shareholders.

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of The Nasdaq Stock Market's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended February 3, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Deloitte & Touche is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001, filed with the U.S. Securities and Exchange Commission.

                                     Thomas J. Noonan, Jr.                  Audit Committee Chair
                                     Mark F.C. Berner                       Audit Committee Member
                                     Eugene I Davis                         Audit Committee Member
                                     Charles H. Turner                      Audit Committee Member

     AUDIT FEES

     Deloitte & Touche has billed the Company $334,465, in the aggregate, for professional services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the fiscal year ended February 3, 2001 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended February 3, 2001.

     FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche did not bill the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Deloitte & Touche during the fiscal year ended February 3, 2001.

     ALL OTHER FEES

     Deloitte & Touche has billed the Company $72,764, in the aggregate, for services rendered by Deloitte & Touche for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended February 3, 2001.

                              INDEPENDENT AUDITORS

     In February, 2000, Deloitte & Touche was appointed by the Board of Directors of the Company, on the recommendation of the Audit and Finance Committee, as the Company's independent auditors for the fiscal year ended February 3, 2001. In February, 2001, the Board of Directors reappointed Deloitte & Touche as the Company's independent auditors for the fiscal year ending February 2, 2002. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Pursuant to our Regulations, for any shareholder proposal to be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices not less than 45 nor more than 90 calendar days prior to the date of next year's annual meeting. If public notice of the date of the annual meeting is not given at least 105 days prior to the annual meeting, submissions must be delivered to Elder-Beerman no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 3155 El-Bee Road, Dayton, Ohio 45439,
Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

     The Company's 2000 Annual Report, including financial statements, has been mailed along with this Proxy Statement.

                            ------------------------

     It is important that your proxy cards be returned promptly. If you do not plan to attend the Annual Meeting, we urge you to fill out, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                                                      APPENDIX A

                         THE ELDER-BEERMAN STORES CORP.

                       AUDIT & FINANCE COMMITTEE CHARTER
                             (ADOPTED JUNE 9, 2000)

FUNCTION OF THE COMMITTEE

     The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

COMPOSITION OF THE COMMITTEE

     REQUIREMENTS. The Committee will consist of at least three Board members. No member of the Committee may be an officer or employee of the Company or its subsidiaries, and each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 4200(a)(15) and 4310(c)(26) of the NASD Manual.

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after appointment to the Committee.

     At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     APPOINTMENT. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee will be responsible for: (i) monitoring the Company's corporate compliance program, (ii) recommending the Company's outside auditors,
(iii) reviewing the independence of the Company's outside auditor, (iv) reviewing the audit results and recommendations of the Company's outside auditors, (v) reviewing the Company's financial statements, including meeting each quarter with management and the Company's outside auditors to review quarterly earnings results and the quality of those earnings prior to their public release, (vi) reviewing and evaluating the Company's systems of internal accounting, controls, (vii) reviewing and evaluating the Company's internal audit functions and meeting from time to time with the internal auditors outside the presence of other employees, and (viii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

MEETINGS OF THE COMMITTEE

     The Committee shall meet at least four times annually.

ANNUAL REPORT

     The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

     The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee's charter at least annually.

[ELDER-BEERMAN LOGO]

Mark, sign and date your proxy card, detach and return the bottom half in the postage paid envelope we have provided or return it to THE ELDER-BEERMAN STORES CORP., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.












----------------------------------------------------------------------------------------------------------------------------------
                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

1. Election of directors:  01 Mark F. C. Berner      06 Frederick J. Mershad         [ ] Vote FOR           [ ] Vote WITHHELD
                           02 Dennis S. Bookshester  07 Thomas J. Noonan, Jr.            all nominees           from all nominees
                           03 Eugene I. Davis        08 Laura H. Pomerantz               (except as marked)
                           04 Charles Macaluso       09 Jack A. Staph
                           05 Steven C. Mason        10 Charles H. Turner

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,            ----------------------------------------------
WRITE, THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                    ----------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES.

Attending the Annual Meeting?     Mark Box  [ ]
Address Change?                   Mark Box  [ ]

Indicate changes below:                                                       Date:   ______________________________________

                                                                           ----------------------------------------------------



                                                                           ----------------------------------------------------
                                                                              Signature(s) in Box

                                                                            Please sign exactly as your name(s) appear
                                                                            on proxy. If held in joint tenancy, all
                                                                            persons must sign. Trustees, administrators,
                                                                            etc., should include title and authority.
                                                                            Corporations should provide full name of
                                                                            corporation and title of authorized officer
                                                                            signing the proxy.

                                                                            If you need assistance in voting your
                                                                            shares, please call our proxy solicitor at
                                                                            1-800-566-9061.

                                     [LOGO]
                         THE ELDER-BEERMAN STORES CORP.


                         ANNUAL MEETING OF SHAREHOLDERS
                          THURSDAY, SEPTEMBER 20, 2001
                                  8:00 A.M. EST
                              DAYTON MARRIOTT HOTEL
                         1414 SOUTH PATTERSON BOULEVARD
                               DAYTON, OHIO 45409




THE ELDER-BEERMAN STORES CORP.
3155 EL-BEE ROAD, DAYTON, OHIO 45439                                      PROXY
-------------------------------------------------------------------------------
This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 20, 2001.

The shares of stock you hold in your account will be voted as you specify on this card.

If no choice is specified, the proxy will be voted "FOR" all director nominees.

By signing the proxy, you revoke all prior proxies and appoint Scott J. Davido and Steven D. Lipton with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.